Exhibit 99.1

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

TurnOnGreen, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TurnOnGreen, Inc., formerly known as Coolisys Technologies Corp., and its Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021

New York, NY

August 16, 2022

F-2

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash	$112,000	$258,000
Accounts receivable, net	627,000	872,000
Prepaid expenses and other current assets	1,800,000	92,000
Inventories	1,246,000	332,000
TOTAL CURRENT ASSETS	3,785,000	1,554,000
Property and equipment	111,000	118,000
Right of use assets	244,000	312,000
Other noncurrent asset	290,000	20,000
TOTAL ASSETS	$4,430,000	$2,004,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$657,000	$1,066,000
Operating lease liability, current	73,000	64,000
Other current liabilities	519,000	336,000
TOTAL CURRENT LIABILITIES	1,249,000	1,466,000

LONG TERM LIABILITIES
Operating lease liability, non-current	191,000	264,000
TOTAL LIABILITIES	1,440,000	1,730,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value – 50,000,000 shares authorized; nil shares
issued and outstanding at December 31, 2021 and 2020	-	-
Class A Common Stock, $0.001 par value – 400,000,000 shares authorized;
1,000 shares issued and outstanding at December 31, 2021 and 2020	-	-
Class B Common stock, $0.001 par value – 50,000 shares authorized;
nil shares issued and outstanding at December 31, 2021 and 2020	-	-
Investment by parent	34,383,000	29,840,000
Accumulated deficit	(31,393,000)	(29,566,000)
TOTAL STOCKHOLDERS’ EQUITY	2,990,000	274,000
TOTAL LIABILTIIES AND STOCKHOLDERS’ EQUITY	$4,430,000	$2,004,000

F-3

TURNONGREEN, INC. AND SUBSIDIAIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2021	2020
Revenues	$5,346,000	$5,416,000
Cost of revenue	3,662,000	3,821,000
Gross profit	1,684,000	1,595,000

Operating expenses:
Research and development	504,000	337,000
Selling and marketing	910,000	342,000
General and administrative	2,097,000	1,493,000
Total operating expenses	3,511,000	2,172,000
Loss from operations	(1,827,000)	(577,000)
Other income:
Interest income	-	9,000
Net loss	$(1,827,000)	$(568,000)

Basic and diluted net loss per common share	$(1,827)	$(568)

Weighted average common shares outstanding, basic and diluted	1,000	1,000

F-4

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

							Total
	Preferred Stock		Class A Common Stock		Investment	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	By Parent	Deficit	Equity
BALANCES, January 1, 2020	-	$-	1,000	$-	$28,713,000	$(28,998,000)	$(285,000)
Net transfer from parent	-	-	-	-	1,127,000	-	1,127,000
Net loss	-	-	-	-	-	(568,000)	(568,000)
BALANCES, December 31, 2020	-	$-	1,000	$-	$29,840,000	$(29,566,000)	$274,000
Net transfer from parent	-	-	-	-	4,543,000	-	4,543,000
Net loss	-	-	-	-	-	(1,827,000)	(1,827,000)
BALANCES, December 31, 2021	-	$-	1,000	$-	$34,383,000	$(31,393,000)	$2,990,000

F-5

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,827,000)	$(568,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,000	33,000
Amortization of right-of-use assets	68,000	27,000
Increase in net parent investment for corporate overhead	330,000	490,000
Changes in operating assets and liabilities:
Accounts receivable	245,000	157,000
Prepaid expenses and other current assets	(1,998,000)	(60,000)
Inventory	(914,000)	224,000
Other noncurrent assets	20,000	(7,000)
Accounts payable	(390,000)	(510,000)
Other current liabilities	164,000	(166,000)
Lease liabilities	(64,000)	(11,000)
Net cash used in operating activities	(4,341,000)	(391,000)

Cash flows from investing activities:
Purchase of property and equipment	(18,000)	(26,000)
Net cash used in investing activities	(18,000)	(26,000)

Cash flows from financing activities:
Proceeds from investment from parent	4,213,000	637,000
Net cash provided by financing activities	4,213,000	637,000

Net (decrease) increase in cash	(146,000)	220,000

Cash at beginning of period	258,000	38,000

Cash at end of period	$112,000	$258,000

F-6

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

1.	DESCRIPTION OF BUSINESS

TurnOnGreen, Inc., was incorporated in Nevada in January 2020. TurnOnGreen, Inc. is a wholly owned subsidiary of BitNile Holdings, Inc. a Delaware corporation (“BitNile”). TurnOnGreen, Inc. currently operates as an operating segment of BitNile.

TurnOnGreen, Inc., through its wholly owned subsidiaries Digital Power Corp. (“DPC”) and TOG Technologies, Inc. (“TOG Technologies”) (collectively, the “Company” or “TurnOnGreen”), designs, develops, manufactures and sells highly engineered, feature-rich, high-grade-power conversion and power system solutions to diverse industries and markets including automotive, medical, military, telecom, commercial and industrial as well as designs and provides a line of high-speed electric vehicle (“EV”) charging solutions.

On January 20, 2020, TurnOnGreen acquired all the outstanding securities of DPC. Through DPC, the company provides solutions which leverage a combination of low leakage power emissions, very high-power density with power efficiency, flexible design leveraging customize firmware and short time to market. Its designs and manufactured, highly engineered, precision power conversion and control solutions serve mission-critical applications and processes.

In April 2021, we formed TOG Technologies as a Nevada corporation (initially under the name TurnOnGreen, Inc.) to market and sell its line of scalable EV residential, commercial and ultra-fast charging products and comprehensive charging management software and network services. The business represents a natural outgrowth from our proprietary core power technologies to optimizing the design and performance of EV charging solutions.

On August 25, 2021, the Company changed its name from Coolisys Technologies Corp., to TurnOnGreen, Inc.

2. LIQUIDITY, GOING CONCERN AND MANAGEMENT PLANS

As of December 31, 2021, the Company had cash of $112,000 and working capital of $2.6 million. Currently, the Company is dependent on BitNile for its continued support to fund its operations, without which the Company would need to cease or curtail such operations. BitNile intends to provide TurnOnGreen such funding as may be necessary to permit the Company to fund its operations, while TurnOnGreen is a wholly owned subsidiary of BitNile.

The Company believes its current cash on hand together with funds advanced by the parent are sufficient to meet its operating and capital requirements for at least the next twelve months from the date these financial statements are issued.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of TurnOnGreen, Inc. and its wholly owned subsidiaries, DPC and TOG Technologies. All significant intercompany accounts have been eliminated in consolidation.

Net Parent Investment

The consolidated financial statements were derived from the consolidated financial statements of BitNile on a carve-out basis. The primary components of the net parent investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall on operating cash requirements. Balances between TurnOnGreen and BitNile that were not historically cash settled are included in net parent investment. Net parent investment represents BitNile’s interest in the recorded assets of TurnOnGreen and represents the cumulative investment by BitNile in TurnOnGreen through the dates presented.

F-7

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Accounting Estimates

The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments, and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include allowances for inventory obsolescence, accruals of certain liabilities including product warranties, useful lives of assets, and related valuation allowance.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,
•	Step 2: Identify the performance obligations in the contract,
•	Step 3: Determine the transaction price,
•	Step 4: Allocate the transaction price to the performance obligations in the contract, and
•	Step 5: Recognize revenue when the company satisfies a performance obligation.

Sales of Products

The Company generates revenues from the sale of its products through a direct and indirect sales force. The Company’s performance obligations to deliver products are satisfied at the point in time when products are received by the customer, which is when the customer obtains control over the goods. The Company provides standard assurance warranties, which are not separately priced, that the products function as intended. The Company primarily receives fixed consideration for sales of product. Some of the Company’s contracts with distributors include stock rotation rights after six months for slow moving inventory, which represents variable consideration. The Company uses an expected value method to estimate variable consideration and constrains revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant. The Company’s customers generally pay within 30 days from the receipt of a valid invoice.

Because the Company’s product sales agreements have an expected duration of one year or less, the Company has elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about its remaining performance obligations.

The Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component to the extent that the period between when the Company transfers its promised good or service to the customer and when the customer pays in one year or less.

Cash and Cash Equivalents

The Company’s cash is maintained in checking accounts with reputable financial institutions. These balances may exceed the U.S. Federal Deposit Insurance Corporation insurance limits. As of December 31, 2021 and 2020, the Company had cash of $112,000 and $258,000, respectively. The Company has not experienced any losses on deposits of cash and cash equivalents.

Accounts Receivable, Net

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying amount of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company individually reviews all accounts receivable balances and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company estimates the allowance for doubtful accounts based on historical collection trends, age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past-due based on its contractual terms. Past-due receivable balances are written-off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. Based on an assessment, as of December 31, 2021 and 2020, of the collectability of invoices, accounts receivable is presented net of an allowance for doubtful accounts of $0.

F-8

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Inventory

Inventories are valued at the lower of cost or net realizable value after using the first-in, first-out method. Inventory write-offs are provided to cover risks arising from technological obsolescence as the Company’s products are mostly original equipment manufactured for its clients.

The Company periodically assesses its inventories valuation with respect to obsolete items by reviewing revenue forecasts and technological obsolescence and moving such items into a reserve allowance for obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off.

During the years ended December 31, 2021 and 2020, the Company did not record inventory write-offs within the cost of revenue.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation. Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Useful Lives
Asset	(In Years)

Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture, and fixtures	3 - 10
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

Warranty

The Company offers a warranty period for all its manufactured products Warranty period to function free from defects in material and workmanship under normal use and service for one to two years on most products and up to five (5) years for rugged power products for the defense and aerospace markets. For our EVSE product line, we offer up to three (3) year extended warranty beyond the manufacturing warranty period. We also provide end user technical support for up to fifteen (15) years on many of our products which have long lifetimes. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, the sector product being used, historical rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability. As of December 31, 2021 and 2020 the Company’s accrued warranty liability was $54,000 and $44,000 respectively.

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with FASB ASC No. 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

F-9

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of December 31, 2021, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

Segments

The Company determines that its primary brands constitutes its operating segments. In 2021, with the launch of the EV business, the Company now operates as two operating segments. However, the Company’s operating segments continue to be aggregated into one reportable segment based on the similarity in economic characteristics, other qualitative factors and the objectives and principles of ASC 280, Segment Reporting.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables.

Trade receivables of the Company and its subsidiaries are mainly derived from sales to customers located primarily in the U.S. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection. As of December 31, 2021 and 2020, there were no allowances for doubtful accounts.

The following table provides the percentage of total revenues attributable to a single customer from which 10% or more of total revenues are derived:

	For the Year Ended December 31, 2021

	Total Revenues	Percentage of
	by Major	Total Company
	Customers	Revenues
Customer A	$933,000	17%
Customer B	$628,000	12%

	For the Year Ended December 31, 2020
	Total Revenues	Percentage of
	by Major	Total Company
	Customers	Revenues
Customer A	$883,000	16%
Customer B	$559,000	10%

F-10

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases. Operating leases are recognized as Right-of-use (“ROU”) assets, Operating lease liability, current, and Operating lease liability, non-current on the consolidated balance sheets. Lease assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. In certain of the lease agreements, the Company receives rent holidays and other incentives. The Company recognizes lease costs on a straight-line basis over the lease term without regard to deferred payment terms, such as rent holidays, that defer the commencement date of required payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the life of the lease, without assuming renewal features, if any, are exercised. The Company elected the practical expedient in ASC842 and does not separate lease and non-lease components for its leases.

Net Loss per Share

Net loss per share is computed by dividing the net loss to common stockholders by the weighted average number of common shares outstanding.

Recently Adopted Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers.” The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance should be applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.

In May 2021, the Financial Accountings Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-04, “Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.” The guidance became effective for the Company on January 1, 2022. The Company adopted the guidance on January 1, 2022, and has concluded the adoption did not have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements to make incremental improvements to GAAP and address stakeholder suggestions, including, among other things, clarifying that the requirement to provide comparative information in the financial statements extends to the corresponding disclosures section. The Company adopted the ASU effective January 1, 2021. The amendments in this update should be applied retrospectively and at the beginning of the period that includes the adoption date. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.  The ASU also adds guidance to reduce the complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted the ASU effective January 1, 2021. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

F-11

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses,” (“ASU 2016-13”) to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. This guidance is effective for the Company beginning on January 1, 2023, with early adoption permitted. The Company does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements and related disclosures.

4. REVENUE DISAGGREGATION

The Company’s disaggregated revenues consist of the following for the years ended December 31,

	2021	2020
Primary Geographical Markets
North America	$4,684,000	$4,482,000
Europe	359,000	611,000
Other	303,000	323,000
	$5,346,000	$5,416,000

Major Goods
Power Supply Units	$5,328,000	$5,416,000
EV Chargers	18,000	-
	$5,346,000	$5,416,000

Timing of Revenue Recognition
Goods transferred at a point in time	$5,346,000	$5,416,000

5. INVENTORIES

At December 31, 2021 and 2020, inventories consist of:

	December 31,
	2021	2020
Raw materials, parts and supplies	$594,000	$104,000
Finished products	652,000	228,000
Total inventories, net of obsolescence	$1,246,000	$332,000

6. PROPERTY AND EQUIPMENT

At December 31, 2021 and 2020, property and equipment consist of the following:

	December 31,
	2021	2020
Machinery and equipment	$679,000	$661,000
Computers	484,000	484,000
Office furniture and equipment	160,000	160,000
Leasehold improvements	89,000	89,000
	1,412,000	1,394,000
Less: accumulated depreciation and amortization	(1,301,000)	(1,276,000)
Property and equipment, net	$111,000	$118,000

Depreciation and amortization expense related to property and equipment was $25,000 and $33,000 for the years ended December 31, 2021 and 2020, respectively.

F-12

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

7. OTHER CURRENT LIABILITIES

As of December 31, 2021 and 2020 accrued expenses consist of the following:

	December 31,
	2021	2020
Customer prepayments	$258,000	$87,000
Other accrued liabilities	47,000	53,000
Accrued payroll and payroll taxes	214,000	196,000
	$519,000	$336,000

8. LEASES

The Company has operating leases for office space and manufacturing locations. The Company’s only long term lease has a remaining lease term of 2 years.

The following table provides a summary of leases by balance sheet category as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Operating right-of-use assets	$244,000	$312,000
Operating lease liability - current	73,000	64,000
Operating lease liability - non-current	191,000	264,000

The components of lease expenses for the year ended December 31, 2021 and 2020 were as follows:

	December 31, 2021	December 31, 2020
Operating lease cost	$98,000	$41,000
Short-term lease cost	-	-
Variable lease cost	-	-

The following tables provides a summary of other information related to leases for the year ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$93,000	$25,000
Right-of-use assets obtained in exchange for new operating lease liabilities	-	-
Weighted-average remaining lease term – operating leases	2.9 years	3.1 years
Weighted-average discount rate – operating leases	10%	10%

F-13

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Maturity of lease liabilities under the Company’s non-cancellable operating leases as of December 31, 2021, are as follows:

Payments due by period
2022	$96,000
2023	109,000
2024	102,000
Total lease payments	307,000
Less interest	(43,000)
Present value of lease liabilities	$264,000

9. RELATED PARTY TRANSACTIONS

Allocation of General Corporate Expenses

BitNile provides human resources, accounting, and other services to the Company. The Company obtains its business insurance under BitNile. The accompanying financial statements include allocations of these expenses. The allocation method calculates the appropriate share of overhead costs to the Company by using the Company’s revenue as a percentage of total revenue of BitNile. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. BitNile allocated $330,000 and $490,000 of costs for the years ended December 31, 2021 and 2020, respectively. These costs were treated as a Net Investment by Parent (see Note 3).

Net Transfers From our parent

The Company received funding from BitNile to cover any shortfalls on operating cash requirements. In addition to the allocation of general corporate expenses, the Company received $4.2 million and $0.6 million from BitNile for the years ended December 31, 2021 and 2020, respectively. Such amounts are reflected in the Net Parent Investment (see Note 3).

Sales to related party

The Company recognized $23,000 and $18,000 in revenue in the years ended December 31, 2021 and 2020, respectively, from arm’s length sales to another subsidiary of BitNile.

10. COMMITMENTS AND CONTINGENCIES

Litigation Matters

The Company is involved in litigation arising from other matters in the ordinary course of business. The Company is regularly subject to claims, suits, regulatory and government investigations, and other proceedings involving labor and employment, commercial disputes, and other matters. Such claims, suits, regulatory and government investigations, and other proceedings could result in fines, civil penalties, or other adverse consequences.

Certain of these outstanding matters include speculative, substantial or indeterminate monetary amounts. The Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the reasonably possible loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related reasonably possible losses disclosed, and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of there being, and the estimated amount of a loss related to such matters.

With respect to the Company’s outstanding litigation matters, based on the Company’s current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either individually or in aggregate, have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or cash flows. However, the outcome of such matters is inherently unpredictable and subject to significant uncertainties.

F-14

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

11. STOCKHOLDERS’ EQUITY

Authorized Capital

This Corporation is authorized to issue four hundred million (400,000,000) shares of Class A Common Stock, par value $0.001 per share, fifty million (50,000,000) shares of Class B Common Stock, par value $0.001 per share, (collectively, the “Common Stock”) and fifty million shares (50,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class. As of December 31, 2021 and 2020, there was 1,000 shares of “Common Stock” issued and outstanding and held by one shareholder.

12. INCOME TAXES

The Company files its tax returns as part of its sole shareholder’s consolidated federal and state income tax filings. The estimated deferred tax assets and tax liabilities is based on if the Company had filed on a stand-alone basis and not as part of a consolidated return.

The following is a geographical breakdown of income/loss before the provision for income tax, for the years ended December 31, 2021 and 2020:

	2021	2020
Pre-tax income (loss)
U.S. Federal	$(1,827,000)	$(568,000)
Foreign	-	-
Total	$(1,827,000)	$(568,000)

The federal and state income tax (provision) benefit is summarized as:

	2021	2020
Current
U.S. Federal	$-	$-
U.S. State	-	-
Foreign	-	-
Total current provision	-	-
Deferred
U.S. Federal	-	-
U.S. State	-	-
Foreign	-	-
Total deferred provision (benefit)	-	-
Total provision (benefit) for income taxes	$-	$-

F-15

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes and (b) operating losses and tax credit carryforwards. Significant components of the Company's deferred taxes as of December 31 were as follows:

	2021		2020
Deferred tax asset:
Net operating loss		5,302,000		4,931,000
Intangible asset basis		146,000		160,000
Deferred rent liability		74,000		92,000
Accrued vacation		-		55,000
Accrued warranty		12,000		12,000
Total deferred tax asset		5,534,000		5,250,000

Deferred tax liability:
ROU assets		(68,000)		(87,000)
Fixed asset basis		(15,000)		(20,000)
Total deferred income tax liabilities		(83,000)		(107,000)
Net deferred income tax assets		5,451,000		5,143,000
Valuation allowance		(5,451,000)		(5,143,000)
Deferred tax asset (liability), net	$	(-)	$	(-)

Events which may restrict utilization of a company’s net operating loss and credit carryforwards include, but are not limited to, certain ownership change limitations as defined in Internal Revenue Code Section 382 and similar state provisions. In the event the Company has had a change of ownership, utilization of carryforwards could be restricted to an annual limitation. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. The Company has not undertaken a study to determine if its net operating losses are limited. In the event the Company previously experienced an ownership change, or should experience an ownership change in the future, the amount of net operating loss carryovers available in any taxable year could be limited and may expire unutilized. The impact of any such limitations or expirations would not have a material impact on the financials since all the deferred tax assets for the Company’s attributes are fully offset by a valuation allowance.

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is "more likely than not." Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carryforward period. Because of the Company's recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance.

The valuation allowance increased by $308,000 during 2021 and $149,000 during 2020.

Net operating losses and tax credit carryforwards as of the Financial Statement Dates are as follows:

	2021 Amount	Expiration Years
Net operating losses, federal (Post December 31, 2017)	$7,860,000	Do Not Expire
Net operating losses, federal (Pre-January 1, 2018)	11,185,000	2022 to 2037
Net operating losses, state	18,653,000	2029 to 2041

	2020 Amount	Expiration Years
Net operating losses, federal (Post December 31, 2017)	$5,805,000	Do Not Expire
Net operating losses, federal (Pre-January 1, 2018)	12,152,000	2020 to 2031
Net operating losses, state	16,610,000	2029 to 2040

F-16

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

	2021	2020
Statutory Rate	21.00%	21.00%
State Tax	6.98%	6.53%
Permanent Differences	-	-0.06%
Changes in VA	-16.87%	-26.18%
True-ups	-11.11	-1.29%
Total	0.00%	0.00%

The Company’s statute of limitations remains open for various taxable years in various U.S. federal and California jurisdictions.

12. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2021, and thru the date of this report being issued and has determined that it does not have any material subsequent events to disclose in these financial statements except for the following.

TurnOnGreen Lease Agreement

On November 5, 2021, the Company’s subsidiary, TurnOnGreen, entered into a lease agreement to lease a 31,165 square foot building in Milpitas, California. The lease term is approximately 50 months beginning on January 1, 2022 ending January 31, 2026. The total commitment under the lease is $2.3 million.

Entry in Securities Purchase Agreement

On March 20, 2022, the Company entered into a securities purchase agreement (the “Agreement”) with Imperalis Holding Corp. (OTC Pink: IMHC) (“Imperalis”), a publicly traded subsidiary of the Company’s parent. Upon closing of the Agreement, TurnOnGreen will become a subsidiary of Imperalis and Imperalis will change its name to TurnOnGreen, Inc., and through an upstream merger, the Company and its subsidiaries shall cease to exist. The Company’s parent will then assist the newly merged company in pursuing an uplisting to the Nasdaq Capital Market, subject to Nasdaq’s seasoning rules and other criteria for listing.

F-17

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$320,000	$112,000
Accounts receivable, net	908,000	627,000
Prepaid expenses and other current assets	841,000	1,800,000
Inventories	2,703,000	1,246,000
TOTAL CURRENT ASSETS	4,772,000	3,785,000
Property and equipment, net	227,000	111,000
Right of use assets	1,908,000	244,000
Other noncurrent asset	290,000	290,000
TOTAL ASSETS	$7,197,000	$4,430,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$985,000	$657,000
Operating lease liability, current	521,000	73,000
Other current liabilities	838,000	519,000
TOTAL CURRENT LIABILITIES	2,344,000	1,249,000

LONG TERM LIABILITIES
Operating lease liability, non-current	1,539,000	191,000
TOTAL LIABILITIES	3,883,000	1,440,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value – 50,000,000 shares authorized: nil shares
Issued and outstanding at June 30, 2022 and December 31, 2021	-	-
Class A Common Stock, $0.001 par value – 400,000,000 shares authorized:
1,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	-	-
Class B Common stock, $0.001 par value – 50,000 shares authorized;
nil shares issued and outstanding at June 30, 2022 and December 31, 2021	-	-
Investment by parent	36,644,000	34,383,000
Accumulated deficit	(33,330,000)	(31,393,000)
TOTAL STOCKHOLDERS’ EQUITY	3,314,000	2,990,000
TOTAL LIABILTIIES AND STOCKHOLDERS’ EQUITY	$7,197,000	$4,430,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$1,062,000	$1,831,000	$2,191,000	$3,213,000
Cost of revenue	672,000	976,000	1,338,000	1,837,000
Gross profit	390,000	855,000	853,000	1,376,000

Operating expenses:
Research and development	304,000	72,000	510,000	296,000
Selling and marketing	319,000	298,000	660,000	424,000
General and administrative	771,000	451,000	1,620,000	920,000
Total operating expenses	1,394,000	821,000	2,790,000	1,640,000

Net (loss) income	$(1,004,000)	$34,000	$(1,937,000)	$(264,000)

Basic and diluted net (loss) income
per common share	$(1,004)	$34	$(1,937)	$(264)
Weighted average common shares
outstanding, basic and diluted	1,000	1,000	1,000	1,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Three and Six Months Ended June 30, 2022

							Total
	Preferred Stock		Class A Common Stock		Investment	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	By Parent	Deficit	Equity
BALANCES, April 1, 2022	-	$-	1,000	$-	$35,394,000	$(32,326,000)	$3,068,000
Net transfer from parent	-	-	-	-	1,250,000	-	1,250,000
Net loss	-	-	-	-	-	(1,004,000)	(1,004,000)
BALANCES, June 30, 2022	-	$-	1,000	$-	$36,644,000	$(33,330,000)	$3,314,000

							Total
	Preferred Stock		Class A Common Stock		Investment	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	By Parent	Deficit	Equity
BALANCES, January 1, 2022	-	$-	1,000	$-	$34,383,000	$(31,393,000)	$2,990,000
Net transfer from parent	-	-	-	-	2,261,000	-	2,261,000
Net loss	-	-	-	-	-	(1,937,000)	(1,937,000)
BALANCES, June 30, 2022	-	$-	1,000	$-	$36,644,000	$(33,330,000)	$3,314,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-20

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Three and Six Months Ended June 30, 2021

							Total
	Preferred Stock		Class A Common Stock		Investment	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	By Parent	Deficit	Equity
BALANCES, April 1, 2021	-	$-	1,000	$-	$30,513,000	$(29,864,000)	$649,000
Net transfer from parent	-	-	-	-	1,161,000	-	1,161,000
Net income	-	-	-	-	-	34,000	34,000
BALANCES, June 30, 2021	-	$-	1,000	$-	$31,674,000	$(29,830,000)	$1,844,000

							Total
	Preferred Stock		Class A Common Stock		Investment	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	By Parent	Deficit	Equity
BALANCES, January 1, 2021	-	$-	1,000	$-	$29,840,000	$(29,566,000)	$274,000
Net transfer from parent	-	-	-	-	1,834,000	-	1,834,000
Net loss	-	-	-	-	-	(264,000)	(264,000)
BALANCES, June 30, 2021	-	$-	1,000	$-	$31,674,000	$(29,830,000)	$1,844,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-21

TURNONGREEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,937,000)	$(264,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,000	13,000
Amortization of right-of-use assets	240,000	33,000
Increase in net parent investment for corporate overhead	160,000	165,000
Changes in operating assets and liabilities:
Accounts receivable	(281,000)	(279,000)
Prepaid expenses and other current assets	959,000	(1,085,000)
Inventory	(1,457,000)	8,000
Accounts payable	328,000	(408,000)
Other current liabilities	320,000	342,000
Lease liabilities	(108,000)	(35,000)
Net cash used in operating activities	(1,746,000)	(1,510,000)

Cash flows from investing activities:
Purchase of property and equipment	(147,000)	-
Net cash used in investing activities	(147,000)	-

Cash flows from financing activities:
Proceeds from investment from parent	2,101,000	1,669,000
Net cash provided by financing activities	2,101,000	1,669,000

Net increase in cash	208,000	159,000

Cash at beginning of period	112,000	258,000

Cash at end of period	$320,000	$417,000

Non-cash investing and financing activities:
Recognition of new operating lease right-of-use assets
and lease liabilities	$1,905,000	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-22

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

1.	DESCRIPTION OF BUSINESS

TurnOnGreen, Inc., was incorporated in Nevada in January 2020. TurnOnGreen, Inc. is a wholly owned subsidiary of BitNile Holdings, Inc. a Delaware corporation (“BitNile”). TurnOnGreen, Inc. currently operates as an operating segment of BitNile.

TurnOnGreen, Inc., through its wholly owned subsidiaries Digital Power Corp. (“DPC”) and TOG Technologies, Inc. (“TOG Technologies”) (collectively, the “Company” or “TurnOnGreen”), designs, develops, manufactures and sells highly engineered, feature-rich, high-grade-power conversion and power system solutions to diverse industries and markets including automotive, medical, military, telecom, commercial and industrial as well as designs and provides a line of high-speed electric vehicle (“EV”) charging solutions.

On January 20, 2020, TurnOnGreen acquired all the outstanding securities of DPC. Through DPC, the Company provides solutions which leverage a combination of low leakage power emissions, very high-power density with power efficiency, flexible design leveraging customized firmware and short time to market. Its designed and manufactured, highly engineered, precision power conversion and control solutions serve mission-critical applications and processes.

In April 2021, we formed TOG Technologies as a Nevada corporation (initially under the name TurnOnGreen, Inc.) to market and sell its line of scalable EV residential, commercial and ultra-fast charging products and comprehensive charging management software and network services. The business represents a natural outgrowth from our proprietary core power technologies to optimizing the design and performance of EV charging solutions.

On August 25, 2021, the Company changed its name from Coolisys Technologies Corp., to TurnOnGreen, Inc.

On March 20, 2022, the Company entered into a securities purchase agreement (the “Agreement”) with Imperalis Holding Corp. (OTC Pink: IMHC) (“Imperalis”), a publicly traded subsidiary of the Company’s parent. Upon closing of the Agreement, TurnOnGreen will become a subsidiary of Imperalis and Imperalis will change its name to TurnOnGreen, Inc., and through an upstream merger, the Company and its subsidiaries shall cease to exist. The Company’s parent will then assist the newly merged company in pursuing an uplisting to the Nasdaq Capital Market, subject to Nasdaq’s seasoning rules and other criteria for listing.

2. LIQUIDITY, GOING CONCERN AND MANAGEMENT PLANS

As of June 30, 2022, the Company had cash of $0.3 million and working capital of $2.4 million. Currently, the Company is dependent on BitNile for its continued support to fund its operations, without which the Company would need to cease or curtail such operations. BitNile is committed to provide TurnOnGreen such funding as may be necessary to permit the Company to fund its operations, while TurnOnGreen is a wholly owned subsidiary of BitNile.

The Company believes its current cash on hand together with funds advanced by the parent are sufficient to meet its operating and capital requirements for at least the next twelve months from the date these financial statements are issued.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

F-23

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Principles of Consolidation

The consolidated financial statements include the accounts of TurnOnGreen, Inc. and its wholly owned subsidiaries, DPC and TOG Technologies. All significant intercompany accounts have been eliminated in consolidation.

Net Parent Investment

The consolidated financial statements were derived from the consolidated financial statements of BitNile on a carve-out basis. The primary components of the net parent investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall on operating cash requirements. Balances between TurnOnGreen and BitNile that were not historically cash settled are included in net parent investment. Net parent investment represents BitNile’s interest in the recorded assets of TurnOnGreen and represents the cumulative investment by BitNile in TurnOnGreen through the dates presented.

Accounting Estimates

The preparation of financial statements, in conformity with GAAP, requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments, and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include allowances for inventory obsolescence, accruals of certain liabilities including product warranties, useful lives of assets, and related valuation allowance.

Unaudited Interim Consolidated Financial Statements

The interim consolidated balance sheet as of June 30, 2022, interim consolidated statements of operations for the three and six months ended June 30, 2022 and 2021, interim consolidated statements of cash flows for the six months ended June 30, 2022 and 2021, and the interim consolidated statements of changes in stockholders’ equity for the three and six months ended June 30, 2022 and 2021 are unaudited. The financial data and the other financial information disclosed in the notes to these consolidated financial statements related to the three and six-month periods are also unaudited. The results of operations for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,
•	Step 2: Identify the performance obligations in the contract,
•	Step 3: Determine the transaction price,
•	Step 4: Allocate the transaction price to the performance obligations in the contract, and
•	Step 5: Recognize revenue when the company satisfies a performance obligation.

F-24

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Sales of Products

The Company generates revenues from the sale of its products through a direct and indirect sales force. The Company’s performance obligations to deliver products are satisfied at the point in time when products are received by the customer, which is when the customer obtains control over the goods. The Company provides standard assurance warranties, which are not separately priced, that the products function as intended. The Company primarily receives fixed consideration for sales of product. Some of the Company’s contracts with distributors include stock rotation rights after six months for slow moving inventory, which represents variable consideration. The Company uses an expected value method to estimate variable consideration and constrains revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant. The Company’s customers generally pay within 30 days from the receipt of a valid invoice.

Because the Company’s product sales agreements have an expected duration of one year or less, the Company has elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about its remaining performance obligations.

The Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component to the extent that the period between when the Company transfers its promised good or service to the customer and when the customer pays in one year or less.

Cash and Cash Equivalents

The Company’s cash is maintained in checking accounts with reputable financial institutions. These balances may exceed the U.S. Federal Deposit Insurance Corporation insurance limits. As of June 30, 2022 and December 31, 2021, the Company had cash of $0.3 million and $0.1 million, respectively. The Company has not experienced any losses on deposits of cash and cash equivalents.

Accounts Receivable

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying amount of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company individually reviews all accounts receivable balances and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company estimates the allowance for doubtful accounts based on historical collection trends, age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past-due based on its contractual terms. Past-due receivable balances are written-off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. Based on an assessment, as of June 30, 2022 and December 31, 2021, of the collectability of invoices, an allowance for doubtful accounts was not recorded against the Company’s accounts receivable.

Inventory

Inventories are valued at the lower of cost or net realizable value after using the first-in, first-out method. Inventory write-offs are provided to cover risks arising from technological obsolescence as the Company’s products are mostly original equipment manufactured for its clients.

The Company periodically assesses its inventories valuation with respect to obsolete items by reviewing revenue forecasts and technological obsolescence and moving such items into a reserve allowance for obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off.

F-25

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

During the six months ended June 30, 2022 and the year ended December 31, 2021, the Company did not record inventory write-offs within the cost of revenue.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation. Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Useful Lives
Asset	(In Years)

Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture, and fixtures	3 - 10
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

Warranty

The Company offers a warranty period for all its manufactured products to function free from defects in material and workmanship under normal use and service for one to two years on most products and up to five (5) years for rugged power products for the defense and aerospace markets. For our electric vehicle supply equipment (“EVSE”) product line, we offer up to a three (3) year extended warranty beyond the manufacturing warranty period. We also provide end user technical support for up to fifteen (15) years on many of our products which have long lifetimes. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, the sector product being used, historical rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability. As of June 30, 2022 and December 31, 2021 the Company’s accrued warranty liability was $54,000.

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with FASB ASC No. 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of June 30, 2022 and December 31, 2021, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

F-26

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Segments

The Company determined that its primary brands constitutes its operating segments. In 2021, with the launch of the EV business, the Company now operates as two operating segments. However, the Company’s operating segments continue to be aggregated into one reportable segment based on the similarity in economic characteristics, other qualitative factors and the objectives and principles of ASC 280, Segment Reporting.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables.

Trade receivables of the Company and its subsidiaries are mainly derived from sales to customers located primarily in the U.S. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection. As of June 30, 2022 and December 31, 2021, there were no allowances for doubtful accounts.

The following table provides the percentage of total revenues attributable to a single customer from which 10% or more of total revenues are derived:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2022	2021	2022	2021
Customer A	24%	-	12%	-
Customer B	-	24%	12%	20%

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases. Operating leases are recognized as Right-of-use (“ROU”) assets, Operating lease liability, current, and Operating lease liability, non-current on the consolidated balance sheets. Lease assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. In certain of the lease agreements, the Company receives rent holidays and other incentives. The Company recognizes lease costs on a straight-line basis over the lease term without regard to deferred payment terms, such as rent holidays, that defer the commencement date of required payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the life of the lease, without assuming renewal features, if any, are exercised. The Company elected the practical expedient in ASC842 and does not separate lease and non-lease components for its leases.

F-27

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Net Loss per Share

Net loss per share is computed by dividing the net loss to common stockholders by the weighted average number of common shares outstanding.

Recently Adopted Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers.” The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance should be applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.

In May 2021, the Financial Accountings Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-04, “Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.” The guidance became effective for the Company on January 1, 2022. The Company adopted the guidance on January 1, 2022, and has concluded the adoption did not have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements to make incremental improvements to GAAP and address stakeholder suggestions, including, among other things, clarifying that the requirement to provide comparative information in the financial statements extends to the corresponding disclosures section. The Company adopted the ASU effective January 1, 2021. The amendments in this update should be applied retrospectively and at the beginning of the period that includes the adoption date. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.  The ASU also adds guidance to reduce the complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted the ASU effective January 1, 2021. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses,” (“ASU 2016-13”) to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. This guidance is effective for the Company beginning on January 1, 2023, with early adoption permitted. The Company does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements and related disclosures.

4. REVENUE DISAGGREGATION

The Company’s disaggregated revenues consist of the following for the three and six months ended June 30, 2022 and 2021.

F-28

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Primary Geographical Markets
North America	$822,000	$1,290,000	$1,834,000	$2,497,000
Europe	28,000	453,000	47,000	562,000
Other	212,000	88,000	310,000	154,000
Total Revenue	$1,062,000	$1,831,000	$2,191,000	$3,213,000

Major Goods
Power Supply Units	$1,016,000	$1,831,000	$2,112,000	$3,213,000
EV Chargers	46,000	-	79,000	-
Total Revenue	$1,062,000	$1,831,000	$2,191,000	$3,213,000

Timing of Revenue Recognition
Goods transferred at a point in time	$1,062,000	$1,831,000	$2,191,000	$3,213,000

5. INVENTORIES

At June 30, 2022 and December 31, 2021, inventories consist of:

	June 30, 2022	December 31, 2021
Finished products	$1,613,000	$652,000
Raw materials, parts and supplies	1,090,000	594,000
Total inventories, net of obsolescence	$2,703,000	$1,246,000

6. PROPERTY AND EQUIPMENT

At June 30, 2022 and December 31, 2021, property and equipment consist of the following:

	June 30, 2022	December 31, 2021
Machinery and equipment	$667,000	$679,000
Computers	-	484,000
Office furniture and equipment	66,000	160,000
Leasehold improvements	73,000	89,000
EV chargers	64,000	-
	870,000	1,412,000
Less: accumulated depreciation and amortization	(643,000)	(1,301,000)
Property and equipment, net	$227,000	$111,000

Depreciation and amortization expense related to property and equipment was $24,000 and $30,000 for the three and six months ended June 30, 2022, respectively, and was $6,000 and $13,000 for the three and six months ended June 30, 2021, respectively.

F-29

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

7. OTHER CURRENT LIABILITIES

As of June 30, 2022 and December 31, 2021, other current liabilities consist of the following:

	June 30, 2022	December 31, 2021
Customer prepayments	$557,000	$258,000
Other accrued liabilities	67,000	47,000
Accrued payroll and payroll taxes	214,000	214,000
	$838,000	$519,000

8. LEASES

The Company has operating leases for office space and manufacturing locations. The Company’s leases have remaining lease terms of 1.6 years to 3.6 years, some of which may include options to extend the leases perpetually, and some of which may include options to terminate the leases within 1 year.

The following table provides a summary of leases by balance sheet category as of June 30, 2022:

June 30, 2022
Operating right-of-use assets	$1,908,000
Operating lease liability - current	521,000
Operating lease liability - non-current	1,539,000

The components of lease expenses for the six months ended June 30, 2022 were as follows:

Six Months Ended June 30, 2022
Operating lease cost	$324,000
Short-term lease cost	-
Variable lease cost	-

The following tables provides a summary of other information related to leases for the six months ended June 30, 2022:

June 30, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$192,000
Right-of-use assets obtained in exchange for new operating lease liabilities	-
Weighted-average remaining lease term – operating leases	3.4 years
Weighted-average discount rate – operating leases	8%

F-30

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Maturity of lease liabilities under the Company’s non-cancellable operating leases as of June 30, 2022, are as follows:

Payments due by period
2022 (remaining)	$325,000
2023	682,000
2024	693,000
2025	608,000
2026	51,000
Total lease payments	2,359,000
Less interest	(299,000)
Present value of lease liabilities	$2,060,000

9. RELATED PARTY TRANSACTIONS

Allocation of General Corporate Expenses

BitNile provides human resources, accounting, and other services to the Company. The Company obtains its business insurance under BitNile. The accompanying financial statements include allocations of these expenses. The allocation method calculates the appropriate share of overhead costs to the Company by using the Company’s revenue as a percentage of total revenue of BitNile. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. BitNile allocated $100,000 and $160,000 of costs for the three and six months ended June 30, 2022, respectively, and allocated $83,000 and $165,000 of costs for the three and six months ended June 30, 2021, respectively. These costs were treated as a Net Investment by Parent (see Note 3).

Net Transfers From our parent

The Company received funding from BitNile to cover any shortfalls on operating cash requirements. In addition to the allocation of general corporate expenses, the Company received $2.3 million and $1.8 million from BitNile for the six months ended June 31, 2022 and 2021, respectively. Such amounts are reflected in the Net Parent Investment (see Note 3).

Revenue From related parties

The Company recognized revenue from subsidiaries of BitNile. During the three and six months ended June 30, 2022, the Company recognized $2,000 and during the three and six months ended June 30, 2021, the Company recognized $9,000 of revenue from BitNile’s subsidiaries.

10. COMMITMENTS AND CONTINGENCIES

Litigation Matters

The Company is involved in litigation arising from other matters in the ordinary course of business. The Company is regularly subject to claims, suits, regulatory and government investigations, and other proceedings involving labor and employment, commercial disputes, and other matters. Such claims, suits, regulatory and government investigations, and other proceedings could result in fines, civil penalties, or other adverse consequences.

F-31

TURNONGREEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Certain of these outstanding matters include speculative, substantial or indeterminate monetary amounts. The Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the reasonably possible loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related reasonably possible losses disclosed, and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of there being, and the estimated amount of a loss related to such matters.

With respect to the Company’s outstanding litigation matters, based on the Company’s current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either individually or in aggregate, have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or cash flows. However, the outcome of such matters is inherently unpredictable and subject to significant uncertainties.

11. STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is authorized to issue four hundred million (400,000,000) shares of Class A Common Stock, par value $0.001 per share and fifty million (50,000,000) shares of Class B Common Stock, par value $0.001 per share (collectively, the “Common Stock”) and fifty million shares (50,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class. As of June 30, 2022 and December 31, 2021, there was 1,000 shares of “Common Stock” issued and outstanding and held by one shareholder.

11. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2022, and thru the date of this report being issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-32

Unaudited Pro Forma Combined Condensed Financial Statements

In these unaudited pro forma combined condensed financial statements, the term “TOG” refers to TurnOnGreen, Inc., a Nevada corporation (formerly known as Coolisys Technologies Corp.) and its consolidated subsidiaries during the periods prior to the transactions and (ii) the term “IMHC” refers to Imperalis Holding Corp., a Nevada corporation and its consolidated subsidiaries during the periods prior to the transactions, and the term “TOGI” refers to the combined business of TOG and IMHC after giving effect to the Acquisition, in each case, unless otherwise stated or the context otherwise indicates. The term “Common Stock” refers to IMHC common stock, $0.001 par value per share, and the term “Series A Preferred Stock” refers to IMHC Series A convertible redeemable preferred stock, $0.001 par value per share issued on the Closing Date.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2021 and the six months ended June 30, 2022 give effect to the transactions, as described below (collectively, the “transactions”). The unaudited pro forma combined condensed statements of operations give effect to the transactions as if they had occurred on January 1, 2021 and were prepared using the accounting for transactions between entities under common control under U.S. generally accepted accounting principles, or GAAP, which is subject to change and interpretation. Prior to completion of the transaction, both TOG and IMHC were controlled by BitNile Holdings, Inc. (“BitNile”) and as such, the transactions were accounted for as a transfer of interest under common control in accordance with Accounting Standards Codification Topic 805-50-15-6. Accordingly, TOG’s combined financial statements recognize, and will continue to recognize, the assets and liabilities received in the transaction at their historical carrying amounts, as reflected in the historical consolidated financial statements of TOG. The unaudited pro forma combined condensed statements of operations have been prepared by TOG management and are based on TOG’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed financial information below. The presentation of the unaudited pro forma financial statements is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.

TOG’s historical financial information for the six months ended June 30, 2022 and for the fiscal year ended December 31, 2021 have been derived from TOG’s consolidated financial statements and the related notes, in each case, which are included in this Current Report. IMHC’s historical financial information for the six months ended June 30, 2022 and for the fiscal year ended December 31, 2021 have been derived from IMHC’s consolidated financial statements and the related notes, in each case, in IMHC’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the corresponding periods, which are available at the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

The unaudited pro forma combined condensed statements of operations have been prepared to include a transaction accounting adjustment to reflect the results of operations as if TOGI were a separate stand-alone entity for the entirety of the period presented.

The transaction accounting adjustment reflects the effects of the completion of the Acquisition and includes an adjustment for the issuance by IMHC to BitNile of an aggregate of 25,000 shares of Series A Preferred Stock, with each such share having a stated value of $1,000 and the elimination of all of the intercompany accounts between BitNile and TOG evidencing historical equity investments made by BitNile to TOG.

The unaudited pro forma combined condensed balance sheet and statements of operations should be read in conjunction with the TOGI’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report for the corresponding periods. In addition, the unaudited pro forma combined condensed balance sheet and statements of operations were based on and should be read in conjunction with the separate audited consolidated balance sheet and statements of operations of TOGI for the year ended December 31, 2021 and the unaudited condensed consolidated balance sheet and statements of operations for the six months ended June 30, 2022 and the related notes in this Current Report for the corresponding periods, respectively.

F-33

The unaudited pro forma combined condensed balance sheet and statements of operations have been presented for informational purposes only. The pro forma information is not necessarily indicative of what TOGI’s results of operations would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed balance sheet and statements of operations, which include adjustments which have been made solely for the purpose of providing unaudited pro forma combined condensed financial statements prepared in accordance with the rules and regulations of the SEC, do not purport to project TOGI’s future operating results.

The unaudited pro forma combined condensed balance sheet and statements of operations also do not reflect all future costs that may be incurred in the future as a result of the Acquisition or the costs to transition certain corporate functions from BitNile to TOGI.

F-34

Unaudited Pro Forma Combined Condensed Balance Sheet

As of June 30, 2022

			Transaction
			Accounting
	TOG	IMHC	Adjustments (1)	Pro Forma
ASSETS
CURRENT ASSETS
Cash	$320,000	$4,000	$-	$324,000
Accounts receivable, net	908,000	-	-	908,000
Prepaid expenses and other current assets	841,000	11,000	-	852,000
Inventories	2,703,000	-	-	2,703,000
TOTAL CURRENT ASSETS	4,772,000	15,000	-	4,787,000
Property and equipment	227,000	-	-	227,000
Right of use assets	1,908,000	-	-	1,908,000
Other noncurrent asset	290,000	-	-	290,000
TOTAL ASSETS	$7,197,000	$15,000	$-	$7,212,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$985,000	$-	$-	$985,000
Accounts payable, related party	-	15,000	-	15,000
Operating lease liability, current	521,000	-	-	521,000
Accrued interest, related party	-	6,000	-	6,000
Convertible notes payable, net	-	45,000	-	45,000
Other current liabilities	838,000	6,000	-	844,000
TOTAL CURRENT LIABILITIES	2,344,000	72,000	-	2,416,000

LONG TERM LIABILITIES
Convertible notes payable, net, related party	-	101,000	-	101,000
Operating lease liability, non-current	1,539,000	-	-	1,539,000
TOTAL LIABILITIES	3,883,000	173,000	-	4,056,000

STOCKHOLDERS’ EQUITY
Series A Convertible Preferred stock, $1,000 stated value per share, $0.001 par value – 25,000 shares authorized;
25,000 shares issued and outstanding at June 30, 2022	-	-	-	-
Common Stock, $0.001 par value – 200,000,000 shares
authorized; 161,704,695 shares issued and outstanding
at June 30, 2022	-	162,000	-	162,000
Investment by parent	36,644,000	-	(36,644,000)	-
Additional paid-in-capital	-	6,035,000	36,644,000	42,679,000
Accumulated deficit	(33,330,000)	(6,355,000)	-	(39,685,000)
TOTAL STOCKHOLDERS’ EQUITY	3,314,000	(158,000)	-	3,156,000
TOTAL LIABILTIIES AND STOCKHOLDERS’ EQUITY	$7,197,000	$15,000	$-	$7,212,000

See accompanying notes to unaudited pro forma combined condensed financial information.

F-35

Unaudited Pro Forma Combined Condensed Statement of Operations

For the six months ended June 30, 2022

			Transaction
			Accounting
	TOG	IMHC	Adjustments (2)	Pro Forma
Revenues	$2,191,000	$-	$-	$2,191,000
Cost of revenue	1,338,000	-	-	1,338,000
Gross profit	853,000	-	-	853,000

Operating expenses:
Research and development	510,000	-	-	510,000
Selling and marketing	660,000	-	-	660,000
General and administrative	1,620,000	17,000	-	1,637,000
Total operating expenses	2,790,000	17,000	-	2,807,000
Loss from operations	(1,937,000)	(17,000)	-	(1,954,000)
Other income:
Interest expense	-	(3,000)	-	(3,000)
Interest expense, related party	-	(5,000)	-	(5,000)
Amortization of debt discount	-	(3,000)	-	(3,000)
Net loss	(1,937,000)	(28,000)	-	(1,965,000)
Preferred dividends	-	-	(1,000,000)	(1,000,000)
Net loss available to common stockholders	$(1,937,000)	$(28,000)	$(1,000,000)	$(2,965,000)

See accompanying notes to unaudited pro forma combined condensed financial information.

F-36

Unaudited Pro Forma Combined Condensed Statement of Operations

For the year ended December 31, 2021

			Transaction
			Accounting
	TOG	IMHC	Adjustments (2)	Pro Forma
Revenues	$5,346,000	$-	$-	$5,346,000
Cost of revenue	3,662,000	-	-	3,662,000
Gross profit	1,684,000	-	-	1,684,000

Operating expenses:
Research and development	504,000	-	-	504,000
Selling and marketing	910,000	-	-	910,000
General and administrative	2,097,000	156,000	-	2,253,000
Total operating expenses	3,511,000	156,000	-	3,667,000
Loss from operations	(1,827,000)	(156,000)	-	(1,983,000)
Other income:
Interest expense	-	(10,000)	-	(10,000)
Amortization of debt discount	-	(42,000)	-	(42,000)
Net loss	(1,827,000)	(208,000)	-	(2,035,000)
Preferred dividends	-	-	(2,000,000)	(2,000,000)
Net loss available to common stockholders	$(1,827,000)	$(208,000)	$(2,000,000)	$(4,035,000)

See accompanying notes to unaudited pro forma combined condensed financial information.

F-37

Notes to Unaudited Pro Forma

Combined Condensed Financial Information

Transaction accounting adjustment

(1)	The transaction accounting adjustment reflects the effects of the completion of the Acquisition and includes an adjustment for the issuance by IMHC to BitNile of an aggregate of 25,000 shares of Series A Preferred Stock, with each such share having a stated value of $1,000 and the elimination of all of the intercompany accounts between BitNile and TOG evidencing historical equity investments made by BitNile to TOG.

(2)	Includes an adjustment for dividends on the Series A Preferred Stock, which accrue daily and are cumulative, at the rate of eight percent (8%) per annum based on a 360 day calendar year.

F-38